[LETTERHEAD OF MOSS ADAMS LLP]

                        CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 (No. 333-93077) of Eagle Bancorp of our report on American Federal Savings Bank dated October 26, 1999, relating to the financial statements, which appears in this Form 10-KSB.


/s/ Moss Adams LLP

Portland, Oregon
September 14, 2000